Exhibit 5.1

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

200 WEST MADISON STREET, SUITE 3900

CHICAGO, ILLINOIS 60606

Telephone (312) 984-3100

Facsimile (312) 984-3150

August 1, 2012

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, Illinois 60018

Re:	Registration Statement on Form S-3 of Taylor Capital Group, Inc.

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by Taylor Capital Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (such document, as it may be amended from time to time, and together with the prospectus and any prospectus supplement relating thereto, shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale from time to time of the following securities by certain selling securityholders as described in the Registration Statement:

(i)	1,282,674 shares of the Company’s Nonvoting Convertible Preferred Stock, par value $0.01 per share (the “Nonvoting Preferred”), originally issued on March 29, 2012, pursuant to that certain Exchange Agreement, dated March 26, 2012, by and among the Company and Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (the “Prairie Exchange Agreement”), in exchange for a total of 405,330 shares of the Company’s Nonvoting Convertible Preferred Stock, Series D (the “Series D Preferred”), and 877,344 shares of the Company’s Non-Voting Convertible Preferred Stock, Series G (the “Series G Preferred”);

(ii)	1,282,674 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable from time to time upon conversion of the shares of Nonvoting Preferred (the “Nonvoting Preferred Conversion Shares”);

(iii)	919,190 shares of Common Stock (the “Series C Conversion Shares”) originally issued on December 31, 2011, upon conversion of shares of the Company’s 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”), which such Series C Preferred had originally been issued pursuant to that certain Securities Purchase Agreement, dated May 21, 2010, by and among the Company and those investors named therein (the “Series C Securities Purchase Agreement”);

(iv)	235,869 total shares of Common Stock originally issued to holders of Series C Preferred in lieu of cash dividends on April 15, July 15 and October 15, 2011 (the “Series C Dividend Shares”);

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

Taylor Capital Group, Inc.

August 1, 2012

(v)	2,280,000 shares of Common Stock (the “Series F Conversion Shares”) originally issued on March 29, 2011, upon the conversion of shares of the Company’s Non-Voting Contingent Convertible Preferred Stock, Series F (the “Series F Preferred”), which such Series F Preferred had originally been issued pursuant to those certain Subscription Agreements, each dated January 28, 2011, by and between the Company and certain investors (collectively, the “Series F Subscription Agreements”);

(vi)	6,794,670 shares of Common Stock (the “Series A Conversion Shares”) originally issued on May 13, 2010, pursuant to that certain Offer to Exchange, dated April 13, 2010 (together with certain ancillary documents, including a Letter of Transmittal, the “Series A Exchange Offer”), to holders of the Company’s 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series A (the “Series A Preferred”), which such Series A Preferred had originally been issued pursuant to that certain Securities Purchase Agreement, dated September 4, 2008, by and among the Company and those investors named therein (the “Series A Securities Purchase Agreement”);

(vii)	219,794 shares of Common Stock (the “2008 Warrant Shares”) issued upon exercise of certain warrants (or issuable upon surrender of warrants already exercised in accordance with their terms) to acquire such stock (the “2008 Warrants”), which such 2008 Warrants were originally issued pursuant to the Series A Securities Purchase Agreement;

(viii)	500,000 shares of Common Stock (the “FIC Warrant Shares” and, together with the 2008 Warrant Shares remaining to be issued, the “Warrant Shares”) issuable upon exercise of a warrant to acquire such stock (the “FIC Warrant” and, together with the 2008 Warrants, the “Warrants”), which such FIC Warrant was originally issued pursuant to that certain Management Services Agreement, dated as of September 29, 2008, by and between the Company and Financial Investments Corporation (the “Management Services Agreement”);

(ix)	414,000 shares of Common Stock purchased by Harrison I. Steans, Jennifer W. Steans and other members of their extended family in various open market transactions (the “Market Shares”);

(x)	4,888 shares of restricted stock held by each of Harrison I. Steans, Jennifer W. Steans and Jeffrey W. Taylor awarded to them November 6, 2008 in conjunction with their service on the Company’s board of directors (the “Restricted Shares”);

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

Taylor Capital Group, Inc.

August 1, 2012

(xi)	1,497,912 shares of Common Stock purchased by Harrison I. Steans, Jennifer W. Steans and other members of their extended family, 142,225 shares of Common Stock purchased by various members of the Taylor family and entities controlled thereby (including the Voting Trust, as described below), and 139,065 shares of Common Stock purchased by each of Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P., each pursuant to a rights offering commenced by the Company on November 23, 2011 (together, the “Rights Offering Shares” and, together with the Nonvoting Preferred, the Nonvoting Preferred Conversion Shares, the Series C Conversion Shares, the Series C Dividend Shares, the Series F Conversion Shares, the Series A Conversion Shares, the Market Shares, the Restricted Shares and those 2008 Warrant Shares already issued, the “Opinion Shares”);

(xii)	4,632,364 shares of Common Stock issued to various members of the Taylor family in connection with the split-off of the Company from Reliance Acceptance Group, Inc. (formerly known as Cole Taylor Financial Group) on February 12, 1997, which shares are held of record by various trusts, including a voting trust established November 30, 1998 (the “Voting Trust”), of which Bruce W. Taylor, Jeffrey W. Taylor and Cindy Taylor Robinson serve as trustees, for the benefit of members of the Taylor family;

(xiii)	16,253 shares of Common Stock issued to Bruce W. Taylor through the Company’s prior Employee Stock Ownership Plan (which Employee Stock Ownership Plan was terminated effective May 31, 2008) (the “ESOP”) as compensation for his services to the Company;

(xiv)	16,151 shares of Common Stock issued to Jeffrey W. Taylor through the ESOP as compensation for his services to the Company;

(xv)	41,500 shares of Common Stock acquired by members of the Taylor family in various other transactions, including in open market transactions and upon exercise of options held by members of the Taylor family;

(xvi)	20,000 shares of Common Stock issuable upon exercise of options held by Bruce W. Taylor with an exercise price of $20.00 per share, which were originally issued to Bruce W. Taylor on March 19, 2003, and 20,000 shares of Common Stock issuable upon exercise of options held by Bruce W. Taylor with an exercise price of $26.08 per share, which were originally issued to Bruce W. Taylor on March 17, 2004; and

(xvii)	20,000 shares of Common Stock issuable upon exercise of options held by Jeffrey W. Taylor with an exercise price of $20.00 per share, which were originally issued to Jeffrey W. Taylor on March 19, 2003, and 20,000 shares of Common Stock issuable upon exercise of options held by Jeffrey W. Taylor with an exercise price of $26.08 per share, which were originally issued to Jeffrey W. Taylor on March 17, 2004 (such options, together with all securities described in clauses (xii)–(xvii), the “Taylor Family Shares”).

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

Taylor Capital Group, Inc.

August 1, 2012

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prairie Exchange Agreement; (iii) the Series C Securities Purchase Agreement; (iv) the Series F Subscription Agreements; (v) the Series A Securities Purchase Agreement; (vi) the Series A Exchange Offer; (vii) the Management Services Agreement; (viii) specimen certificates representing the Nonvoting Preferred and the Common Stock; (ix) forms of the Warrants; (x) the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended and currently in effect; (xi) various resolutions of the Board of Directors of the Company relating to the securities described in the Registration Statement; and (xii) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.

With your consent, we have assumed that: (i) the Registration Statement, and any amendments thereto (including post effective amendments), will have become effective; (ii) any prospectus supplement which may be required by applicable securities laws will have been prepared and filed with the Commission; and (iii) the Opinion Shares and Warrant Shares will have been sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1) the Opinion Shares have been duly authorized, validly issued, fully paid and non-assessable; and

(2) the Warrant Shares have been duly authorized and, upon exercise of the Warrants and when so issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We express no opinion of any sort with respect to the Taylor Family Shares.

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

Taylor Capital Group, Inc.

August 1, 2012

Our opinions set forth above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. We express no opinion as to waivers of broadly or vaguely stated rights.

We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect any legal conclusion stated in this opinion letter).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP